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                                                                EXHIBIT 3.1(a)

                        CERTIFICATE OF AMENDMENT TO THE
                        CERTIFICATE OF INCORPORATION OF

                           UGLY DUCKLING CORPORATION

        Ugly Duckling Corporation, a corporation organized and existing under the General Corporation Law of Delaware ("Corporation") pursuant to Section 242 of the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:

        FIRST: That the following resolution was duly adopted by the Board of Directors on May 29, 1996, in accordance with the Bylaws and the General Corporation Law of Delaware setting forth a proposed amendment to the Certificate of Incorporation of the Corporation:

                 WHEREAS, the Board of Directors believes it is in the best interest of the Corporation to amend the Certificate of Incorporation to elect not to be governed by Section 203 of the Delaware General Corporation Law.

                 NOW THEREFORE, BE IT RESOLVED, that the Corporation amend its Certificate of Incorporation to elect not to be governed by Section 203 of the Delaware General Corporation Law; and

                 RESOLVED FURTHER, that the foregoing amendment to the Certificate of Incorporation be submitted for approval by the stockholders of the Corporation.

        SECOND: The foregoing proposed amendment to the Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and has been duly approved by the stockholders in accordance with said Section 242.

        THIRD: Resolved that Article Thirteen of the Certificate of Incorporation of the Corporation is hereby renumbered as Article Fourteen.

        FOURTH: Resolved that a new Article Thirteen is hereby added to read as follows:

                 "The Corporation hereby elects not to be governed by Section 203 (Business Combinations with Interested Stockholders) of the Delaware General Corporation Law."

        FIFTH: All the other Articles of the Certificate of Incorporation remain unchanged.

        IN WITNESS WHEREOF, Ugly Duckling Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by Gregory B. Sullivan, its President, and Steven P. Johnson, its Senior Vice President and Secretary, who declare under penalty of perjury that the matters set forth in the foregoing Certificate of Amendment are true and correct to their knowledge executed at Phoenix, Arizona, as of this 29th day of May, 1996.


                                               /s/ Gregory B. Sullivan
                                               ---------------------------------
                                               By:  Gregory B. Sullivan
                                               Its: President

Attest:

/s/ Steven P. Johnson
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Its: Senior Vice President
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